SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) February 23, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


        Pennsylvania                  0-10822               25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
     of incorporation)                                 Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code (412) 349-1811

_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On February 23, 1998, Biocontrol Technology, Inc. (NASDAQ:BICO) announced that it has received a Letter of Intent from Mr. Nasser Daen Al Shamsi of Abu Dhabi, United Arab Emirates, stating the intent to enter into a joint venture for the purpose of building and operating a cancer treatment center to untilize Biocontrol's ThermoChem System.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits-Press Release

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by   /s/  Fred E. Cooper
                                             CEO

DATED:  February 23, 1998

BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release

Release:  Immediate

For More Information, Call:

Investors                                   Media
Diane McQuaide                              Susan Taylor
1.412.429.0673  phone                       1.412.279.9455 phone
1.412.279.9690  fax                         1.412.279.9447 fax

      BIOCONTROL RECEIVES LETTER OF INTENT FOR THERMOCHEM CANCER
                        TREATMENT CENTER

      Pittsburgh, PA - February 23, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO)
announced today that it has received a Letter of Intent from Mr. Nasser Daen Al Shamsi of Abu Dhabi, United Arab Emirates (UAE), stating the intent to enter into a joint venture for the purpose of building and operating a cancer treatment center to utilize Biocontrol's ThermoChem System.
      Mr. Nasser, a very prominent business leader of the UAE, intends to provide the land and building for such a venture, and Biocontrol is to supply the ThermoChem System and the expertise necessary to use the system in the treatment of various types of cancer. Mr. Mazin Agha, Biocontrol's exclusive representative for the UAE, arranged the joint venture and will continue to assist with the necessary details.
      The ThermoChem System delivers perfusion induced systemic hyperthermia, a form of extracorporeal therapy in which the core body temperature is raised to 42.5 degrees C for one hour or more by direct extracorporeal heating of the blood. During treatment, the ThermoChem System balances critical blood chemistries on a real time basis. Heat has already been proven to have a detrimental effect on tumor cells and can also increase the effectiveness of radiation, chemotherapy, and biological therapy.
      Through Biocontrol subsidiary, IDT, Inc., the ThermoChem System is currently in a metastatic non-small cell lung cancer study with the University of Texas Medical Branch at Galveston, as well as preclinical studies with The University of Texas M. D. Anderson Cancer Center for Phase I/II Trials of a thermochemotherapy hemi-perfusion of patients with pelvic or lower extremity cancer.
     To facilitate the introduction of the ThermoChem System into the UAE, Biocontrol will soon open an office in Abu Dhabi, UAE, which will also be helpful in the introduction of other Biocontrol products such as the Diasensor 1000 noninvasive
glucose  sensor  and  the PRP oil spill  clean  up  product.   A
Diasensor was recently sent to Abu Dhabi to be calibrated, and as needed, additional sensors will be shipped.
      The details of opening the Abu Dhabi office will be handled by Mr. Stan Cottrell, who has been working in the UAE for Biocontrol during the last several months and has been instrumental in establishing the necessary high level contacts.
      Biocontrol Technology, Inc. has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.